Exhibit 99.1

Chart Industries Acquires Harsco Air-X-Changers

Atlanta, GA | July 1, 2019 | Chart Industries, Inc. (“Chart”) (Nasdaq: GTLS) today completed the previously announced acquisition of Harsco Corporation’s Industrial Air-X-Changers business (“Air-X-Changers”).

Effective immediately, Chart will report in four segments: (i) Distribution & Storage East (“D&S East”), (ii) Distribution & Storage West (“D&S West”), (iii) Energy & Chemicals Cryogenics (“E&C Cryogenics”) and (iv) Energy & Chemicals FinFans (“E&C FinFans”). E&C FinFans will focus on our unique and broad product offering and capabilities in air cooled heat exchangers and fans. This segment will be comprised of the Hudson Products businesses, Air-X-Changers, and Chart Cooler Services.

“I am excited to complete the Air-X-Changers acquisition on schedule, which provides strong backlog for the second half of 2019, immediate margin accretion to us, and a strong team,” said Jill Evanko, Chart’s CEO. “Eric Clower, who has demonstrated consistent profitable growth as the General Manager for Air-X-Changers over the past 8 years, will continue to build our E&C FinFans business as the segment President, effective immediately. In addition, Kari Hendrix will be our Vice President of Finance for E&C FinFans, supporting Eric with her 22 years of experience in the business. We welcome all of the Harsco AXC team to the Chart family.”

Contact:

Jillian Evanko
Chief Executive Officer 630-418-9403
jillian.evanko@chartindustries.com

Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding the acquisition of Harsco’s Industrial Air-X-Changers Business, cost synergies and efficiency savings, objectives, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this news release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-

looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company may be unable to achieve the anticipated benefits of the acquisition (including with respect to synergies and anticipated margins); revenues following the acquisition may be lower than expected; operating costs, customer losses, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected; and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.